STAR FUNDS

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900

                                  June 30, 1997


EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

         RE:    STAR FUNDS (The "Trust")
                  The Stellar Insured Tax-Free Bond Fund
                1933 Act File No. 33-26915
                1940 Act File No. 811-5762

Dear Sir or Madam:

         Post-Effective Amendment No. 34 under the Securities Act of 1933 and Amendment No. 35 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Trust is hereby electronically transmitted. This filing represents the four to six month update for, and relates only to, The Stellar Insured Tax-Free Bond Fund, a portfolio of the Trust.

         The Trust may marketed through banks, savings associations or credit unions.

         As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective July 11, 1997, pursuant to paragraph
(b) of Rule 485 under the Securities Act of 1933.

         If you have any  questions  regarding  this  filing,  please call me at
(412) 288-8094.

                                                      Very truly yours,



                                                      /s/ J. Martin Levine
                                                      J. Martin Levine
                                                      Compliance Analyst

Enclosures